UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 17, 2016

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) On May 17, 2016, Ashford Hospitality Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of April 14, 2016, the record date for the Annual Meeting, there were 95,686,992 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 64,865,063 shares, or approximately 68% of the eligible voting shares, were represented either in person or by proxy.

At the Annual Meeting, the stockholders voted on the following items:

1. Proposal 1 - To elect seven nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	63,283,241	1,581,822	—
Benjamin J. Ansell, M.D.	62,023,846	2,841,217	—
Thomas E. Callahan	62,023,980	2,841,083	—
Amish Gupta	63,723,696	1,141,367	—
Kamal Jafarnia	61,754,227	3,110,836	—
Philip S. Payne	64,116,942	748,121	—
Alan L. Tallis	64,117,594	747,469	—

2. Proposal 2 - To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2016. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
63,310,960	470,829	83,274	—

3. Proposal 3 - To obtain advisory approval of the Company’s executive compensation. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
54,206,524	6,470,415	4,188,124	—

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel